Exhibit 99.18

CONSENT OF PROSPECTIVE OFFICER

I, G. T. Singley III, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ G. T. SINGLEY III
G. T. Singley III

Dated: September 1, 2005